UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2011

Date of Report (date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture for 7% Senior Notes due 2019

On May 10, 2011, Sanmina-SCI Corporation (the “Company”) entered into an indenture among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee (the “Indenture”), relating to the issuance by the Company of $500,000,000 aggregate principal amount of its 7% Senior Notes due 2019 (the “Notes”).

The Notes will mature on May 15, 2019 and bear interest at a rate of 7% per annum, payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2011.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by substantially all of the Company’s domestic restricted subsidiaries.

The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all of the Company’s existing and future unsubordinated unsecured debt, are effectively subordinated to all of the Company’s and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt, and are senior in right of payment to all of the Company’s existing and future subordinated debt.  In addition, the Notes will be structurally subordinated to all of the existing and future debt and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes will be redeemable, in whole or in part, on or after May 15, 2014, at specified redemption prices, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, prior to May 15, 2014, the Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a make-whole premium.

Following a change of control, as defined in the Indenture, the Company will be required to make an offer to repurchase all of the Notes at a purchase price of 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes certain customary covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•                  incur additional debt, including guarantees by its restricted subsidiaries;

•                  make investments and other restricted payments, pay dividends on capital stock, or redeem or repurchase its capital stock or subordinated obligations;

•                  create specified liens;

•                  sell assets;

•                  create or permit restrictions on the ability of its restricted subsidiaries to pay dividends or make other distributions to the Company or other subsidiaries of the Company;

•                  engage in transactions with affiliates; and

•                  consolidate or merge with or into other companies or sell all or substantially all of the Company’s assets.

The restricted covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for specified events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness, failure to pay certain judgments, certain events of bankruptcy, insolvency and reorganization involving the Company or certain of its subsidiaries and certain instances in which a guarantee ceases to be in full force and effect. If any event of default occurs and is continuing, subject to certain exceptions, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes, may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest, if any, to the acceleration date. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving the Company or certain of its subsidiaries, such amounts with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture and the related form of note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Third Supplemental Indenture for 6¾% Senior Subordinated Notes due 2013

On May 10, 2011, the Company, in connection with its previously announced cash tender offer and consent solicitation (the “2013 Notes Offer”) for any and all of its outstanding $380 million aggregate principal amount of 6¾% Senior Subordinated Notes due 2013 (the “2013 Notes”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), supplementing that certain Indenture, dated as of February 24, 2005, by and among the Company, the notes guarantors party thereto and the Trustee (as supplemented by the First Supplemental Indenture, dated as of September 30, 2005, and the Second Supplemental Indenture, dated as of January 3, 2007, the “2013 Indenture”), pursuant to which the 2013 Notes were issued.

The Third Supplemental Indenture effects certain amendments to the 2013 Indenture proposed in connection with the 2013 Notes Offer and eliminates substantially all of the restrictive covenants and certain events of default contained in the 2013 Indenture.

The description of the Third Supplemental Indenture contained herein is qualified in its entirety by reference to the text of the Third Supplemental Indenture, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Indenture for 7% Senior Notes due 2019” in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 10, 2011, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on May 9, 2011, the Company had received tenders and consents from holders of approximately $279,340,000 million in aggregate principal amount of the 2013 Notes, representing approximately 73.51% of the outstanding 2013 Notes, all of which it accepted for payment, and from holders of approximately $257,484,000 million in aggregate principal amount of the Company’s outstanding 8.125% Senior Subordinated Notes due 2016 (the “2016 Notes”), representing approximately 42.91% of the outstanding 2016 Notes, $200.0 million aggregate principal amount of which notes it accepted for payment.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 10, 2011, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation, as guarantors, and U.S. Bank National Association, as trustee.

4.2	Form of Note for Sanmina-SCI Corporation’s 7% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 hereto).

4.3	Third Supplemental Indenture, dated as of May 10, 2011, by and between Sanmina-SCI Corporation and U.S. Bank, National Association as trustee.

99.1	Press release, dated May 10, 2011, announcing early results for previously announced tender offers and consent solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: May 10, 2011	By:	/s/ Michael R. Tyler
	Name:	Michael R. Tyler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 10, 2011, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation, as guarantors, and U.S. Bank National Association, as trustee.

4.2	Form of Note for Sanmina-SCI Corporation’s 7% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 hereto).

4.3	Third Supplemental Indenture, dated as of May 10, 2011, by and between Sanmina-SCI Corporation and U.S. Bank National Association, as trustee.

99.1	Press release, dated May 10, 2011, announcing early results for previously announced tender offers and consent solicitation.